EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Name                                                      State of Incorporation
----                                                      ----------------------

Tel-Save, Inc. ................................................Pennsylvania

Emergency Transport, Inc. .....................................Delaware

Compco, Inc. ..................................................Delaware

Symetrics Industries, Inc. ....................................Florida